Exhibit (f)(3)

                        , 2011

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.,
as Pledgor

WELLS FARGO SECURITIES, LLC,
as Administrative Agent on behalf of the Secured Parties

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Securities Intermediary

AMENDED AND RESTATED ACCOUNT CONTROL AGREEMENT

i

ARTICLE XIV	DEFINITIONS	12

ii

AMENDED AND RESTATED ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as of                   , 2011, among NEW MOUNTAIN FINANCE HOLDINGS, L.L.C. (the “Pledgor”), WELLS FARGO SECURITIES, LLC as Administrative Agent on behalf of the Secured Parties to the Loan Agreement defined below (the “Secured Party”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral custodian and securities intermediary (the “Securities Intermediary”).

In consideration of the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

Section 1.               (a)           Definitions.  All terms used herein which are defined in the Amended and Restated Loan and Security Agreement, dated as of the date hereof, among the Pledgor, the Secured Party, the lenders parties thereto from time to time and the Securities Intermediary (the “Loan Agreement”) or in Article 8 or Article 9 of the UCC and which are not otherwise defined herein are used herein as so defined.

(b)           Rules of Construction.  Unless the context otherwise clearly requires:  (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (vi) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (vii) the words “herein,” “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (viii) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement.

ARTICLE II

APPOINTMENT OF SECURITIES INTERMEDIARY

Section 2.               Each of the Pledgor and the Secured Party hereby appoints the Securities Intermediary as securities intermediary hereunder.  The Securities Intermediary hereby accepts such appointment.  The Securities Intermediary shall be the agent of the Pledgor and Secured Party for the purposes of this Agreement.

ARTICLE III

THE SECURED ACCOUNTS

Section 3.               (a)           Establishment of Secured Accounts.  Pursuant to the Custodial Agreement, the Securities Intermediary has established and is maintaining on its books and records, in the name of the Pledgor, (i) the securities account designated as the “Collateral Account” with account number                  (such account, together with any replacements thereof or substitutions therefor, the “Collateral Account”), (ii) the securities account designated as the “Principal Collections Account” with account number                  (such account, together with any replacements thereof or substitutions therefor, the “Principal Collections Account”), (iii) the securities account designated as the “Interest Collections Account” with account number                  (such account, together with any replacements thereof or substitutions therefor, the “Interest Collections Account”), (iv) the securities account designated as the “Borrower Collections Account” with account number              (such account, together with any replacements thereof or substitutions therefor, the “Borrower Collections Account” and (v) the securities account designated as the “Excess Future Funding Account” with account number              (such account, together with any replacements thereof or substitutions therefor, the “Excess Future Funding Account” and, together with the Collateral Account, the Principal Collections Account, the Interest Collections Account and the Borrower Collection Account, the “Secured Accounts”).

(b)           Status of Secured Accounts; Treatment of Property as Financial Assets; Relationship of Parties.  The Securities Intermediary hereby agrees with the Pledgor and Secured Party that: (i) each Secured Account is a “securities account” (within the meaning of Section 8-501(a) of the UCC) in respect of which the Securities Intermediary is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC); (ii) each item of property (whether cash, a security, an instrument or any other property) credited to any Secured Account shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC); and (iii) each Secured Account and any rights or proceeds derived therefrom are subject to a security interest in favor of the Secured Party arising under the Loan Agreement.  The Pledgor and Secured Party hereby directs the Securities Intermediary, subject to the terms of this Agreement, to identify the Secured Party on its books and records as the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to each Secured Account and the property held therein and the Securities Intermediary agrees to do the same.

(c)           The Securities Intermediary will, by book-entry notation, promptly credit to the applicable Secured Account all property to be credited thereto pursuant to the Loan Agreement.

(d)           Form of Securities, Instruments, etc.  All securities and other financial assets credited to any Secured Account that are in registered form or that are payable to or to the order of shall be (i) registered in the name of, or payable to or to the order of, the Securities Intermediary, (ii) indorsed to or to the order of the Securities Intermediary or in blank or (iii) credited to another securities account maintained in the name of the Securities Intermediary; and in no case will any financial asset credited to any Secured Account be registered in the name of, or payable to or to the order of, the Pledgor or any other person or indorsed to or to the order of the Pledgor or any other person, except to the extent the foregoing have been specially indorsed to or to the order of the Securities Intermediary or in blank.

(e)           Securities Intermediary’s Jurisdiction.  The Securities Intermediary agrees that, for the purposes of the UCC, its “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall be the State of New York.

(f)            Conflicts with other Agreements.  The Securities Intermediary agrees that, if there is any conflict between this Agreement (or any portion thereof) and any other agreement (whether now existing or hereafter entered into) relating to any Secured Account, the provisions of this Agreement shall prevail.

(g)           No Other Agreements.  The Securities Intermediary hereby confirms and agrees that:

(i)            other than the Loan Agreement, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to any Secured Account or any financial asset or security entitlement credited thereto;

(ii)           other than the Loan Agreement, it has not entered into, and until the termination of this Agreement will not enter into, any other agreement with any other Person (including the Pledgor) relating to any Secured Account and/or any financial asset or security entitlement thereto (A) pursuant to which it has agreed or will agree to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person or (B) with respect to the creation or perfection of any other security interest in any Secured Account or any financial asset or security entitlement credited thereto; and

(iii)          it has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3(h).

(h)           Transfer Orders, Standing Instructions.

(i)            The Pledgor, the Secured Party and the Securities Intermediary each agrees that if at any time a Responsible Officer of the Securities Intermediary shall receive an “entitlement order” (within the meaning of Section 8-102(a)(8) of the New York UCC) or any other order originated by the Secured Party and relating to any Secured Account or any financial assets or security entitlements credited thereto (collectively, a “Transfer Order”), the Securities Intermediary shall comply with such Transfer Order without further consent by the Pledgor or any other Person.

(ii)           At any time prior to the delivery to the Securities Intermediary of a Notice of Exclusive Control, the Securities Intermediary shall comply with each Transfer Order it receives from the Pledgor.

(iii)          Upon receipt by the Securities Intermediary of a Notice of Exclusive Control, and until such Notice of Exclusive Control is withdrawn or rescinded by the

Secured Party in writing, the Securities Intermediary shall not comply with any Transfer Order it receives from the Pledgor and shall act solely upon Transfer Orders received from the Secured Party.

(iv)          The Secured Party hereby agrees with the Pledgor that it shall not deliver a Notice of Exclusive Control except after the occurrence and during the continuation of an Event of Default.

ARTICLE IV

THE SECURITIES INTERMEDIARY

Section 4.               (a)           Performance of Duties.  The Securities Intermediary may execute any of the powers hereunder or perform any of its duties hereunder directly or by or through agents, attorneys or employees.  The Securities Intermediary shall be entitled to consult with counsel selected with due care and to act in reliance upon the written opinion of such counsel concerning matters pertaining to its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith in reliance upon and in accordance with the written opinion of such counsel.  Except as expressly provided herein, the Securities Intermediary shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of the Secured Party.

(b)           No Change to Secured Accounts.  Without the prior written consent of the Pledgor and the Secured Party, the Securities Intermediary will not change the account number or designation of any Secured Account.

(c)           Certain Information.  The Securities Intermediary shall promptly notify the Pledgor and the Secured Party if a Responsible Officer of the Securities Intermediary with direct responsibility for administration of this Agreement receives written notice that any Person asserts or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the property credited to any Secured Account.  The Securities Intermediary will send copies of all statements, confirmations and other correspondence relating to each Secured Account (and/or any financial assets credited thereto) simultaneously to the Pledgor and the Secured Party.  The Securities Intermediary will furnish to the Secured Party and the Pledgor, upon request, an account statement with respect to each Secured Account.

(d)           Subordination.  Except as otherwise expressly provided for in this Agreement, the Securities Intermediary hereby waives any and all statutory, regulatory, contractual or other rights now or hereafter existing in favor of the Securities Intermediary over or with respect to any Secured Account, all property credited thereto and all security entitlements to such property (including (i) any and all contractual rights of set-off, lien or compensation, (ii) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (iii) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Pledgor (including, without limitation, Issuer Orders) with respect to any Secured Account or (iv) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest in any Secured Account), except the Securities Intermediary may set off the face amount of any checks that have been credited to any Secured Account but are subsequently returned unpaid because of uncollected or insufficient funds.

(e)           Limitation on Liability.  The Securities Intermediary shall not have any duties or obligations except those expressly set forth herein and shall satisfy those duties expressly set forth herein so long as it acts without gross negligence, willful misconduct or bad faith.  Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary duty or any implied duties, and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers.  None of the Securities Intermediary, any Affiliate of the Securities Intermediary, or any officer, agent, stockholder, partner, member, director or employee of the Securities Intermediary or any Affiliate of the Securities Intermediary shall have any liability, whether direct or indirect and whether in contract, tort or otherwise (i) for any action taken or omitted to be taken by any of them hereunder or in connection herewith unless such act or omission constituted gross negligence, willful misconduct or bad faith or (ii) for any action taken or omitted to be taken by the Securities Intermediary in accordance with the terms hereof at the express direction of the Secured Party.  In addition, the Securities Intermediary shall have no liability for making any investment or reinvestment of any cash balance in any Secured Account pursuant to the terms of this Agreement.  The liabilities of the Securities Intermediary shall be limited to those expressly set forth in this Agreement.  With the exception of this Agreement (and relevant terms used herein and expressly defined in the Loan Agreement), the Securities Intermediary is not responsible for or chargeable with knowledge of any terms or conditions contained in any agreement referred to herein, including, but not limited to, the Loan Agreement.  In no event shall the Securities Intermediary have any responsibility to ascertain, inquire or monitor whether (a) any order or instruction (including, but not limited to, any Issuer Order issued by the Pledgor and any Transfer Order issued by the Secured Party) complies with the terms of the Loan Agreement or (b) an Event of Default has occurred.

(f)            Reliance.  The Securities Intermediary shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing including, but not limited to, an electronic mail communication delivered to the Securities Intermediary under or in connection with this Agreement and in good faith believed by it to be genuine and to have been signed or sent by the proper Person.  The Securities Intermediary may consult with legal counsel, independent accountants and other experts selected by it with due care, and shall not be liable for any action taken or not taken by the Securities Intermediary in good faith and in accordance with the advice of any such counsel, accountants or experts.

(g)           Court Orders, etc.  If at any time the Securities Intermediary is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects any Secured Account (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Secured Account or any financial asset in any Secured Account), the Securities Intermediary is authorized to take such action as legal counsel of its own choosing advises appropriate to comply therewith; and if the Securities Intermediary complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Securities Intermediary will not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(h)           Successor Securities Intermediary.

(i)            Merger.  Any Person into whom the Securities Intermediary may be converted or merged, or with whom it may be consolidated, or to whom it may sell or transfer its trust or other business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, sale, merger, consolidation or transfer to which the Securities Intermediary is a party, shall (provided it is otherwise qualified to serve as the Securities Intermediary hereunder) be and become a successor Securities Intermediary hereunder and be vested with all of the powers, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(ii)           Resignation.  The Securities Intermediary and any successor thereto may at any time resign by giving forty-five (45) days’ written notice by registered, certified or express mail to the Secured Party and the Pledgor; provided that such resignation shall take effect only upon the date which is the later of the effective date of the appointment of a successor Securities Intermediary acceptable to the Secured Party, as evidenced by its written consent and the acceptance in writing by such successor Securities Intermediary of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof.  Subject to the preceding sentence, if on the 45th day after written notice of resignation is delivered by a resigning party as described above no successor party or temporary successor Securities Intermediary has been appointed in accordance herewith, the resigning party may petition a court of competent jurisdiction in New York City for the appointment of a successor.

(i)            Compensation and Reimbursement.  The Pledgor agrees:  (a) to pay to the Securities Intermediary from time to time, reasonable compensation for all services rendered by it hereunder; and (b) to reimburse the Securities Intermediary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Securities Intermediary in accordance with any provision of, or carrying out its duties and obligations under, this Agreement (including the reasonable compensation and fees and the expenses and disbursements of its agents, any Independent certified public accountants and Independent counsel), except any expense, disbursement or advance as may be attributable to gross negligence, bad faith or willful misconduct on the part of the Securities Intermediary.

(j)            Securities Intermediary and their Affiliates.  Wells Fargo Bank, National Association and any of its affiliates providing services in connection with the transactions contemplated in the Transaction Documents shall have only the duties and responsibilities expressly provided in its various capacities and shall not, by virtue of it or any Affiliate acting in any other capacity be deemed to have duties or responsibilities other than as expressly provided with respect to each such capacity.  Wells Fargo Bank, National Association (or its Affiliates), in its various capacities in connection with the transactions contemplated in the Transaction

Documents, including as Securities Intermediary, may enter into business transactions, including the acquisition of investment securities as contemplated by the Transaction Documents, from which it and/or such Affiliates may derive revenues and profits in addition to the fees stated in the various Transaction Documents, without any duty to account therefor.

ARTICLE V

INDEMNITY; LIMITATION ON DAMAGES; EXPENSES; FEES

Section 5.                                            (a)                                  Indemnity.  (i)  Subject to Section 5(a)(ii), the Pledgor hereby indemnifies and holds harmless the Securities Intermediary, its Affiliates and their respective officers, directors, employees, representatives and agents (collectively referred to for the purposes of this Section 5(a) as the Securities Intermediary), against any loss, claim, damage, expense or liability (including the costs and expenses of defending against any claim of liability), or any action in respect thereof, to which the Securities Intermediary may become subject, whether commenced or threatened, insofar as such loss, claim, damage, expense, liability or action arises out of or is based upon the execution, delivery or performance of this Agreement, but excluding any such loss, claim, damage, expense, liability or action arising out of the bad faith, gross negligence or willful misconduct of the Securities Intermediary, and shall reimburse the Securities Intermediary promptly upon demand for any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by the Securities Intermediary in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, expense, liability or action as such expenses are incurred.  No provision of this Agreement shall require the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  The obligations of the Pledgor under this clause (a) are referred to as the “Securities Intermediary Indemnity”.  The provisions of this section will survive the termination of this Agreement and the resignation or removal of the Securities Intermediary.

(ii)                                  The obligation of the Pledgor to pay any amounts in respect of the Securities Intermediary Indemnity shall be subject to the priority of payments set forth in the Loan Agreement and shall survive the termination of this Agreement and the resignation or removal of the Securities Intermediary.

(b)                                 Expenses and Fees.  The Pledgor shall be responsible for, and hereby agrees to pay, all reasonable and documented out-of-pocket costs and expenses incurred by the Securities Intermediary in connection with the establishment and maintenance of each Secured Account, including the Securities Intermediary’s customary fees and expenses, any reasonable and documented out-of-pocket costs or expenses incurred by the Securities Intermediary as a result of conflicting claims or notices involving the parties hereto, including the reasonable fees and expenses of its external legal counsel, and all other reasonable costs and expenses incurred in connection with the execution, administration or enforcement of this Agreement including reasonable attorneys’ fees and costs, whether or not such enforcement includes the filing of a lawsuit.

(c)                                  No Consequential Damages.  Notwithstanding anything in this Agreement to the contrary, in no event shall the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Securities Intermediary has been advised of such loss or damage and regardless of the form of action.

ARTICLE VI

REPRESENTATIONS AND AGREEMENTS

Section 6.                                            The Securities Intermediary represents to and agrees with the Pledgor and the Secured Party that:

(a)                                  Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b)                                 Powers.  It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other such document will be, duly executed and delivered by it.

(c)                                  Obligations Binding.  Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(d)                                 Waiver of Setoffs.  The Securities Intermediary hereby expressly waives any and all rights of setoff that such party may otherwise at any time have under Applicable Law with respect to any Secured Account.

(e)                                  Ordinary Course.  The Securities Intermediary, in the ordinary course of its business, maintains securities accounts for others and is acting in such capacity in respect of any Secured Account.

(f)                                    Comply with Duties.  The Securities Intermediary will comply at all times with the duties of a “securities intermediary” under Article 8 of the UCC.

(g)                                 Participant of the Federal Reserve Bank of New York.  The Securities Intermediary is a member of the Federal Reserve System.

ARTICLE VII

ADVERSE CLAIMS

Section 7.                                            Except for the claims and interest set forth in this Agreement, no Responsible Officer of the Securities Intermediary knows of any claim to, or interest in, any Secured Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto.  If any Person (as notified in writing to a Responsible Officer of the Securities Intermediary) asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Secured Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Pledgor thereof (and the Pledgor shall promptly notify the Secured Party thereof).

ARTICLE VIII

TRANSFER

Section 8.                                            Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any party without the prior written consent of each other party.  Any purported transfer that is not in compliance with this Section 8 will be void.

ARTICLE IX

TERMINATION

Section 9.                                            The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interest in each Secured Account and the financial assets contained therein, are powers coupled with an interest and will be affected neither by the bankruptcy of the Pledgor nor by the lapse of time.  The obligations of the Securities Intermediary hereunder shall continue in effect until the earlier of (a) that date upon which the security interest of the Secured Party in each Secured Account has been terminated and (b) that date on which the Secured Party releases or terminates its security interest in each Secured Account.

ARTICLE X

MISCELLANEOUS

Section 10.                                      (a)                                  Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)                                 Amendments.  No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission), executed by each of the parties.

(c)                                  Survival.  All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.  In addition, the rights of the Securities Intermediary under Sections 4 and 5, and the obligations of the Pledgor under Section 5, shall survive the termination of this Agreement.

(d)                                 Benefit of Agreement.  Subject to Section 8, this Agreement shall be binding upon and inure to the benefit of the Pledgor, the Secured Party and the Securities Intermediary and their respective successors and permitted assigns.

(e)                                  Counterparts.  This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(f)                                    No Waiver of Rights.  A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)                                 Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

(h)                                 Severability.  If any provision of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

(i)                                     No Agency.  Notwithstanding anything that may be construed to the contrary, it is understood and agreed that the Securities Intermediary is not, nor shall it be considered to be, an agent, of the Secured Party.  In addition, the Securities Intermediary shall not act or represent itself, directly or by implication, as an agent of the Secured Party or in any manner assume or create any obligation whatsoever on behalf of, or in the name of, the Secured Party.

ARTICLE XI

NOTICES

Section 11.                                      (a)                                  Effectiveness.  Any notice or other communication in respect of this Agreement may be given in any manner set forth in Section 12.2 of the Loan Agreement.

(b)                                 Change of Addresses.  Any party may by written notice to the other change the address or facsimile number at which notices or other communications are to be given to it.

ARTICLE XII

GOVERNING LAW AND JURISDICTION

Section 12.                                      (a)                                  Governing Law.  This Agreement, each Secured Account and any matter arising among the parties under or in connection with this Agreement or any Secured Account, will be governed by and construed in accordance with the laws of the State of New York.

(b)                                 Jurisdiction.  With respect to any suit, action or proceedings relating to this Agreement or any matter among the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably:  (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.  Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)                                  Service of Process.  The parties irrevocably consent to service of process given in the manner provided for notices in Section 11.  Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

(d)                                 Waiver of Jury Trial Right.  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.  Each party hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that any other party would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph (d).

ARTICLE XIII

AMENDMENT AND RESTATEMENT

Section 13.                                      Amendment and Restatement.  This Agreement amends and restates that certain Account Control Agreement, dated as of October 21, 2009, among New Mountain Guardian Debt Funding, L.L.C., as pledgor, the Administrative Agent and the Securities Intermediary, (the “Existing Control Agreement”).  As of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Control Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement, except that nothing herein shall impair or adversely affect the continuation of any indemnifications, reimbursement obligations or other liabilities of the Pledgor arising under the Existing Control Agreement, including, without limitation, any liabilities arising under Article V thereof.

ARTICLE XIV

DEFINITIONS

Section 14.                                      As used in this Agreement:

“Agreement” has the meaning specified in the Recitals.

“Borrower Collections Account” has the meaning specified in Section 3(a).

“Collateral Account” has the meaning specified in Section 3(a).

“consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

“Excess Future Funding Account” has the meaning specified in Section 3(a).

“Interest Collections Account” has the meaning specified in Section 3(a).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Loan Agreement” has the meaning specified in Section 1(a).

“Notice of Exclusive Control” a notice delivered to the Securities Intermediary by the Secured Party in accordance with Section 11(a) stating that the Secured Party is exercising exclusive control over the Secured Accounts.

“Person” any natural person or legal entity, including with out limitation any corporation, partnership, limited liability company, statutory or common law trust, or governmental entity or unit.

“Pledgor” has the meaning specified in the Recitals.

“Principal Collections Account” has the meaning specified in Section 3(a).

“Proceedings” has the meaning specified in Section 12(b).

“Secured Accounts” has the meaning specified in Section 3(a).

“Secured Party” has the meaning specified in the Recitals.

“Securities Intermediary” has the meaning specified in the Recitals.

“Securities Intermediary Indemnity” has the meaning specified in Section 5(a).

“UCC” the Uniform Commercial Code as in effect in the State of New York.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Pledgor:

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C., as the Borrower

By:
Name:
Title:

Secured Party:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

Securities Intermediary:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as securities intermediary

By:
Name:
Title:

Signature Page to Amended and Restated Account Control Agreement